UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2011

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.05.      AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On July 28, 2011, the Board of Directors of Ambient Corporation (the "Company") approved the replacement of the Company's existing "Code of Ethics for Senior Executive Officers and Senior Financial Officers” with a new Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Company adopted the new Code of Conduct in connection with the listing of its common stock on the NASDAQ Capital Market.  The new Code of Conduct, among other things, enhances the description of the policies and regulations pertaining to conflicts of interest, insider trading, confidentiality, honest and ethical conduct and fair dealing, protection and proper use of corporate assets, gifts and gratuities, accuracy of books and records and public reports, concerns regarding accounting and auditing matters, and dealing with independent auditors.  The Code of Conduct also describes the procedures for waivers of the Code of Conduct and for reporting suspected violations of the Code. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05.

The Code of Conduct is available in the Investor Relations section of the Company's website at http://www.ambientcorp.com.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 14.1	Code of Business Conduct and Ethics

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: August 2, 2011	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

Exhibit 14.1	Code of Business Conduct and Ethics

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